      As filed with the Securities and Exchange Commission on June 16, 2003

                                               Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               PREMIER FARNELL PLC
             (Exact name of registrant as specified in its charter)

                               PREMIER FARNELL PLC
                 (Translation of Registrant's name Into English)

                 England                                   1-14258
     (State or other jurisdiction of                (Commission File No.)
     incorporation or organization)

            150 Armley Road, Leeds, West Yorkshire, LS12 2QQ, England (Address of Principal Executive Offices Including Zip Code)

                               THE PREMIER FARNELL
                           PERFORMANCE SHARE PLAN 2000
                            (Full title of the plan)

                                Joseph R. Daprile
                              Premier Farnell Corp.
                          7061 E. Pleasant Valley Road
                            Independence, Ohio 44131
                     (Name and address of agent for service)

                                 (216) 525-4283
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                  Amount to be         Proposed           Proposed maximum
Title of securities                registered      maximum offering      aggregate offering         Amount of
to be registered (1)                 (2)(3)       price per share (4)        price (4)           registration fee
------------------------------------------------------------------------------------------------------------------
Ordinary Shares of
5 pence each (1)                    5,000,000          $ 3.57               $17,850,000.00          $1,444.07
==================================================================================================================

(1) The Ordinary Shares of 5 pence each ("Ordinary Shares") made available under The Premier Farnell Performance Plan 2000 (the "Plan") will be represented by American Depositary Shares (each representing two Ordinary Shares) ("ADSs") evidenced by American Depositary Receipts ("ADRs"). The ADSs, evidenced by ADRs, to be issued under the Plan are covered by the Registrant's separate Registration Statement on Form F-6 (Registration No. 333-2010). The Ordinary Shares registered hereby are traded on the London Stock Exchange and have been listed on the New York Stock Exchange, not for trading, but only in connection with the registration of the ADSs pursuant to the requirements of the New York Stock Exchange.

(2) Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers such additional Ordinary Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3) The number of Ordinary Shares issuable under the Plan is limited to an aggregate number of Ordinary Shares to be determined in accordance with a formula based on the number of Ordinary Shares issuable pursuant to the Registrant's option plans and the aggregate number of issued and outstanding Ordinary Shares. Additionally, awards may be satisfied by Ordinary Shares purchased in open-market transactions. Only 5,000,000 Ordinary Shares are being registered hereunder.

(4) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the middle market quotation, as derived from the Daily Official List of the London Stock Exchange, of L2.14 per Ordinary Share on June 11, 2003, within five business days prior to filing, translated from pounds sterling amounts into U.S. dollar currency amounts at the noon buying rate in New York City for cable transfers in pounds sterling as certified for U.S. customs purposes for the Federal Reserve Bank of New York on June 11, 2003 of L1.00 = $1.6675.

                                    PART II

Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by Premier Farnell plc (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and are deemed to be a part hereof from the date of the filing of such documents:

         1. The Registrant's Annual Report on Form 20-F for the fiscal year ended February 2, 2003;

         2. The Registrant's Report of Private Foreign Issuer on Form 6-K submitted to the Commission on May 28, 2003; and

         3. The description of the Ordinary Shares and related American Depositary Shares representing such Ordinary Shares, evidenced by American Depositary Receipts, each representing two Ordinary Shares, contained in the Registrant's Registration Statement in Form 8-A filed with the Commission on March 13, 1996, as amended by Amendment No. 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on April 3, 1996, together with any and all amendments and reports thereafter filed for the purpose of updating such description.

         All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934 and any Form 6-K subsequently submitted to the Commission by the Registrant in which the Registrant indicates that such Form 6-K is being incorporated by reference herein prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing or submission, as applicable, of such documents. Any statement contained in a document incorporated, or deemed incorporated, by reference herein shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed or submitted document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the Ordinary Shares offered hereby will be passed upon for the Registrant by Steven Webb, Company Secretary and General Counsel of the Registrant. As of June 1, 2003, Mr. Webb owned 200 Ordinary Shares, had been granted options to purchase 100,000 Ordinary Shares and had been granted awards to acquire 76,642 Ordinary Shares.

Item 6.  Indemnification of Directors and Officers

         Under English law, a company may only indemnify its officers, including directors, against any liability they may incur in defending any proceedings, whether civil or criminal, in which judgment is given in their favor or in which they are acquitted or in connection with any application in which relief is granted to them by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Registrant or its subsidiaries. The Articles of Association of the Registrant provide that directors and officers of the Registrant will be entitled to the benefit of such indemnification. Except in such limited circumstances, any provision of an English company's articles of association or in any contract with the company exempting an officer of the company, including a director, from, or indemnifying him against, any liability in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company is void.

         Under English law, however, a company is permitted to purchase and maintain insurance for its officers, including directors, against liabilities in relation to the company, including those described above. The Registrant has such insurance.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         5.1 Opinion of Steven Webb, Company Secretary and General Counsel of the Registrant

         10.1 The Premier Farnell Performance Share Plan 2000, as amended, incorporated by reference to Exhibit 4.9 of the Registrant's Annual Report on Form 20-F for the fiscal year ended February 2, 2003

         23.1     Consent of Independent Auditors, PricewaterhouseCoopers LLP

         23.2 Consent of Steven Webb, Company Secretary and General Counsel of the Registrant (included in Exhibit 5.1)

         24.1     Power of Attorney

Item 9.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Leeds, West Yorkshire, England, on June 16, 2003.

                                          PREMIER FARNELL PLC




                                    By:   /s/ Steven Webb
                                          -------------------------------------
                                          Steven Webb
                                          Company Secretary and General Counsel

June 16, 2003

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                                      Title                                   Date
               ---------                                      -----                                   ----
        *                                   Group Chief Executive and Director                    June 16, 2003
--------------------------------------      (Principal Executive Officer)
John R. Hirst

        *                                   Group Finance Director and Director                   June 16, 2003
--------------------------------------      (Principal Financial and Accounting
Andrew C. Fisher                            Officer)


        *                                   Non-Executive Director and Chairman                   June 16, 2003
--------------------------------------
Sir Malcolm R. Bates

        *                                   Non-Executive Director and Deputy                     June 16, 2003
--------------------------------------      Chairman
Sir Robert B. Horton

        *                                   Non-Executive Director                                June 16, 2003
--------------------------------------
Michael Lester

        *                                   Non-Executive Director                                June 16, 2003
--------------------------------------
Cary J. Nolan

        *                                   Non-Executive Director                                June 16, 2003
--------------------------------------
D. John S. Roques

        *                                   Non-Executive Director                                June 16, 2003
--------------------------------------
William B. Korb

Premier Farnell Corp.

By:          *                              Authorized Representative in the United               June 16, 2003
   -----------------------------------      States
Joseph R. Daprile
Vice President and General Counsel

*Steven Webb, the undersigned attorney-in-fact, by signing his name hereto, does sign and execute this Registration Statement on behalf of the above-named officers and directors pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24.1 to this Registration Statement.

June 16, 2003              By:      /s/ Steven Webb
                                    -----------------------------------
                                    Steven Webb, Attorney-in-Fact

                                  EXHIBIT INDEX

  Exhibit                                   Exhibit
  Number                                  Description
  -------                                 -----------
     5.1       Opinion of Steven Webb, Company Secretary and General Counsel of the Registrant

    10.1       The Premier Farnell Performance Share Plan 2000, as amended, incorporated by reference to Exhibit 4.9 of the Registrant's Annual Report on Form 20-F for the
               fiscal year ended February 2, 2003

    23.1       Consent of Independent Auditors, PricewaterhouseCoopers LLP

    23.2       Consent of Steven Webb, Company Secretary and General Counsel of the Registrant
               (included in Exhibit 5.1)

    24.1       Power of Attorney